QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5

March 18, 2002

Evergreen Resources, Inc.
1401 17th Street
Suite 1200
Denver, Colorado 80202

        Re: Registration Statement on Form S-3

Gentlemen:

        We have acted as counsel to Evergreen Resources, Inc. (the "Company") in connection with the registration by the Company of $100,000,000 aggregate principal amount of 4.75% Senior Convertible Notes (the "Notes") and 2,000,000 shares of common stock of the Company, no par value, issuable upon conversion of the Notes (the "Conversion Shares") that may be offered and sold by certain noteholders of the Company from time to time, as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on March 18, 2002 by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

        In connection with the foregoing, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinions expressed herein.

        Based on the foregoing, we are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture, dated as of December 18, 2001, between the Company and First Union National Bank as Trustee (the "Indenture"). We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid, and non-assessable.

        We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Notes and Conversion Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

Very truly yours,
/s/ BERENBAUM, WEINSHIENK & EASON, P.C.

QuickLinks

March 18, 2002